                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)   June 16, 1997

                        LEADING-EDGE EARTH PRODUCT, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


            STATE OF OREGON             93-6756-S              93-10022429
       ------------------------        ------------        -------------------
       (State of incorporation)        (Commission            (IRS Employer
                                       file number)        identification no.)

               319 Nickerson St. #186, Seattle, Washington 98109
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code:  800-788-3599
                                                            ------------

                                   no change
         -------------------------------------------------------------
         (former name or former address, if changed since last report)

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                                8-K INFORMATION


Item 4. Changes in Registrant's Certifying Accountant

Amendment to 8-K dated June 24, 1997

(i) In a letter dated June 16, 1997 the registrant's certifying accountant, KPMG Peat Marwick has declined to stand for re-election stating that they are changing the profile of company's they wish to audit.

(ii) KPMG audit report on the financial statements for the last two years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for a standard going concern phrase that has been in all previous Company audits as follows: "there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

(iii) The decision to change accountants was approved at a meeting of the stockholders.

(iv) In the two most recent fiscal years, and for the interim period beginning May 1, 1997 through the date of resignation there were not any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure.


                                              Leading-Edge Earth Product, Inc.
                                                                  (Registrant)

Date: August 18, 1997                               Grant C. Record, Secretary
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                       [KPMG PEAT MARWICK LLP LETTERHEAD]



August 19, 1997


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Leading-Edge Earth Products, Inc. and under the date of October 7, 1996, we reported on the financial statements of Leading-Edge Earth Products, Inc. as of and for the years ended April 30, 1996 and 1995. On June 16, 1997, we declined to stand for re-election. We have read Leading-Edge Earth Products, Inc.'s statements included under Item 4 of its Form 8-K/A dated August 18, 1997 and we agree with such statements, except that we are not in a position to agree or disagree with Leading-Edge Earth Products, Inc.'s statement that the change was approved at a meeting of the stockholders.


Very truly yours,


/s/ KPMG PEAT MARWICK LLP